Form N-SAR,
Sub-Item 77Q1(d)
Copies of any constituent
instruments defining the
rights of shareholders

Nuveen Senior Income Fund
811-09571



On November 1, 2016, under Conformed Submission Form
POS EX, accession number, 0001193125-16-755510,
a copy of the Statement Establishing and Fixing the Rights and Preferences of Variable Rate Term Preferred Shares dated October 28, 2016, defining the rights of Term Preferred shareholders, was filed with the SEC as exhibit 99.D.2 to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(d) of Form N-SAR.